The Company has entered into an agreement not yet reduced to writing with Ramakant Agarwal, Director, Chief Financial Officer, Vice President and Secretary of the Company and Vice President, Chief Financial Officer and Secretary of Windsor in consideration of his past services to Windsor and as an inducement to remain in the employ of Windsor, since the stock of Windsor is security for the Note referred to in Exhibit 10.2. Pursuant to the agreement the Company has agreed to pay Mr. Agarwal the following:

         (a) $100,000 cash;

         (b) 4.5% of all payments made by Interiors, Inc. to the Company with respect to the Note described in Exhibit 10.2, which Note is valued at $1,500,000; and,

         (c) 100,000 shares of Interiors, Inc. Class A Common Stock.

When the agreement is reduced to writing, transfer of the Interiors Class A Common Stock will be restricted and none of the rights under the agreement will be assignable without the Company's consent. The restriction and non-assignment provisions will be substantially similar to those of Sections 5 and 7 of the Bonus Agreement with Pauline Raschella, which is attached as Exhibit 10.12.